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Exhibit 23.2

                           CONSENT OF KPMG LLP

The Board of Directors
Option Care, Inc.:

         We consent to incorporation by reference in the Registration Statements Nos. 33-47436, 33-98256 and 333-66255 on Form S-8 of Option Care, Inc. of our report dated March 26,1998, relating to the statements of operations, stockholders' equity and cash flows of Option Care, Inc. and subsidiaries for the year ended December 31, 1997, which report appears in this December 31, 1999 Annual Report on Form 10-K of Option Care, Inc.

Chicago, Illinois
March 27, 2000